UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

C/o Dan B. Lain Lain, Faulkner & Co., P.C. 400 N. St. Paul, Suite 600 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 720-7214

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

As previously disclosed in a Current Report on Form 8-K filed by Dune Energy, Inc. (the “Company”) on March 12, 2015 and in subsequent Current Reports on Form 8-K filed by the Company thereafter, the Company and its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the “Bankruptcy Court”) on March 8, 2015 seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Dune Energy, Inc., et al”, Case No. 15-10336 (the “Chapter 11 Cases”).

On July 27, 2015, as previously disclosed, the Debtors closed on the sale of substantially all of the Debtors’ assets (the “Asset Sale”) pursuant to that certain Purchase and Sale Agreement dated as of June 24, 2015, as amended, with White Marlin Oil and Gas Company, LLC and that certain Purchase and Sale Agreement dated as of June 30, 2015, as amended, with Trimont Energy (NOW), LLC and assigned to Trimont Energy (BL), LLC and Trimont Energy (GIB), LLC.

On August 20, 2015, the Debtors filed with the Bankruptcy Court (1) a proposed plan of liquidation (as may be amended, modified or supplemented from time to time, the “Plan”) for the resolution of certain claims against and interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code and (2) a related proposed disclosure statement (as may be amended, modified or supplemented from time to time, the “Disclosure Statement”). The Disclosure Statement was furnished as Exhibit 99.2 to the Form 8-K filed by the Company on August 26, 2015.

On September 17-18, 2015, the Bankruptcy Court conducted a hearing to consider approval of the Disclosure Statement and confirmation of the Plan (the “Confirmation Hearing”). On September 18, 2015, the Debtors filed a modified Plan to accommodate certain comments received from the Bankruptcy Court and parties in interest at the Confirmation Hearing. Also on September 18, 2015, the Bankruptcy Court entered its order (the “Plan Confirmation Order”) approving the Chapter 11 Plan of the Debtors Dated September 18, 2015 (the “Final Plan”). The Plan Confirmation Order is furnished as Exhibit 99.1 to this Form 8-K. Attached as Exhibit A to the Plan Confirmation Order is the Final Plan, as approved by the Bankruptcy Court. Attached as Exhibit B to the Final Plan is the form of Liquidating Trust Agreement as approved by the Bankruptcy Court (the “Liquidating Trust Agreement”) and entered into on the Effective Date (as defined herein).

Summary of Material Features of Plan: The following is a summary of the material terms of the Final Plan. This summary highlights only certain substantive provisions of the Final Plan and is not intended to be a complete description of the Final Plan. This summary is qualified in its entirety by reference to the full text of the Plan Confirmation Order and the Final Plan, which are attached hereto as Exhibit 99.1 and Exhibit A to Exhibit 99.1, respectively, and incorporated by reference herein. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Final Plan.

The Final Plan generally provides for the transfer of substantially all of the Debtors’ remaining property, except for certain reserves, to a liquidating trust (the “Liquidating Trust”). The Liquidating Trust will manage and distribute proceeds of the liquidation of the Debtors’ assets to holders of allowed claims in accordance with the Final Plan and the Liquidating Trust Agreement. On the effective date of the Final Plan (the “Effective Date”), all shares or other ownership interests, including the Company’s common stock, will be cancelled without further act. Holders of equity interests in the Debtors will not be entitled to receive any distributions on account of such equity interests. The equity interests in the Debtors, as reorganized after the Effective Date (the “Reorganized Debtors”) will be issued to the trustee of the Liquidating Trust (the “Liquidating Trustee”). The Liquidating Trustee will serve as the sole director of each of the Reorganized Debtors after the Effective Date. The Liquidating Trustee will, among other things, liquidate assets, resolve disputed claims, pursue any reserved causes of action, wind up the affairs of the Reorganized Debtors, and make interim distributions and a final distribution. The Reorganized Debtors will maintain certain reserves that will be used to pay certain allowed claims under the Final Plan. Once the Reorganized Debtors have completed the wind-up of their businesses, the Liquidating Trustee shall dissolve the Reorganized Debtors under applicable non-bankruptcy law.

Described in very general terms, all allowed secured claims, allowed administrative claims, allowed professional compensation claims, allowed priority unsecured tax claims, allowed priority employee claims, allowed priority unsecured non-tax claims, allowed secured tax claims, allowed first lien lender claims, allowed other secured claims, allowed second lien loan claims, and allowed general unsecured claims will either be paid in full or receive a pro rata distribution of the proceeds of the liquidation of the Debtors’ remaining property. Holders of intercompany claims and holders of subordinated claims will receive no distributions under the Final Plan. Additional information regarding the classification and treatment of claims and equity interests can be found in Articles 2, 3, and 4 of the Final Plan.

The Final Plan and the Plan Confirmation Order provide for substantive consolidation of the Debtors’ Chapter 11 cases into a single Chapter 11 case for purposes of the Final Plan and the distributions to be made thereunder. Pursuant to the Final Plan and the Plan Confirmation Order, (i) all assets and liabilities of the Debtors are deemed merged; (ii) all guarantees by one Debtor of the obligations of another Debtor are deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of the Debtors are deemed to be one obligation of the consolidated Debtors; (iii) each and every claim filed or to be filed in the Chapter 11 case of any of the Debtors are deemed filed against the consolidated Debtors and are deemed one claim against and a single obligation of the consolidated Debtors; and (iv) claims by one Debtor against another Debtor are disallowed claims without a further order of the Bankruptcy Court or action by any person.

Share Information

Prior to the confirmation of the Final Plan, 72,891,613 shares of the common stock, $.001 par value, of the Company were outstanding. No shares of the common stock of the Company are reserved for future issuance in respect of claims by the Final Plan or otherwise. As of the Effective Date, all equity interests in the Company were cancelled and have no value.

Assets and Liabilities of the Company

The Company’s principal assets primarily consisted of cash and cash equivalents and various claims and causes of action. As of August 31, 2015, the Company held cash and cash equivalents in the approximate amount of $12 million. The non-cash assets belonging to the Company or its affiliates include, but are not limited to, the following: (1) accounts receivable; (2) certain prepayments and other current assets; (3) certain property and equipment; (4) all retained rights of action set forth on Exhibit C to the Final Plan; (5) claims arising out of insurance policies; and (6) avoidance claims and causes of action. As of August 31, 2015, the Debtors outstanding prepetition indebtedness totaled over $131 million.

Effective Date

On September 30, 2015, all conditions to the occurrence of the Effective Date set forth in the Final Plan and the Plan Confirmation Order were satisfied or waived in accordance therewith. On the same date, the Debtors filed a Notice of Effective Date of the Plan (the “Notice of Effective Date”) with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Final Plan, all equity interests in the Company (including outstanding shares of preferred stock, common stock, options, warrants or contractual or other rights to acquire any equity interests of the Company) were cancelled on the Effective Date and not entitled to receive any distributions on account of such equity interests.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Final Plan, the Company’s sole director James A. Watt was terminated as a director of the Company and from his positions as Chief Executive Officer, President and Secretary of the Company without cause, effective as of the Effective Date, and Dan B. Lain was appointed as the sole member of the Board of Directors and as the plan trustee.

Item 8.01. Other Information.

On September 30, 2015, the Debtors filed their monthly operating report for the month of August 2015 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections, as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “may”, “predict”, “will”, “would”, “could”, “should”, “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2.1	Chapter 11 Plan of Dune Energy, Inc., et al., dated September 18, 2015 (incorporated by reference to Exhibit A to the Plan Confirmation Order filed herein as Exhibit 99.1).

99.1	Order Approving Disclosure Statement and Confirming Chapter 11 Plan of the Debtors, as filed with the United States Bankruptcy Court for the Western District of Texas on September 18, 2015.

99.2	Notice of Effective Date as filed with the United States Bankruptcy Court for the Western District of Texas on September 30, 2015.

99.3	Monthly Operating Report for the month of August 2015 as filed with the United States Bankruptcy Court for the Western District of Texas on September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: September 30, 2015	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer